EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


   Date:     July 11, 1997


                       LaSALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP

                       By:  LaSALLE CAPITAL MANAGEMENT, INC.
                            a General Partner

                            By:  /s/ Richard J. Nelson
                                 Richard J. Nelson, President


                       /s/ Richard J. Nelson
                       Richard J. Nelson


                       /s/ Peter T. Kross
                       Peter T. Kross